UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

StepStone Private Credit Fund LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01624	92-0758580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

277 Park Avenue 44th Floor New York, New York	10172
(Address of principal executive offices)	(Zip Code)

(212) 351-6100

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Indicate by check
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

As of April 1, 2024, Stepstone Private Credit Fund LLC (the “Company”) sold 1,589,527.45 unregistered shares (the “Sold Shares”) of the Company’s limited liability company interests (the “Shares”) (with the final number of Sold Shares issued being determined on April 25, 2024) pursuant to subscription agreements entered into with the participating investors for aggregate consideration of $41.1 million.

The offer and sale of the Sold Shares were conducted in connection with the Company’s continuous private offering of Shares in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. Regulation D promulgated thereunder and/or Regulation S under the Securities Act (the “Private Offering”).

Item 8.01	Other Events.

Net Asset Value

The Company’s net asset value per Share as of March 31, 2024, as determined in accordance with the Company’s valuation policy, was $25.83.

As of March 31, 2024, the Company’s aggregate net asset value was approximately $428.2 million, the fair value of its investment portfolio was approximately $771.3 million, and it had $379.7 million in debt outstanding (at principal).

Net Investment Income

The Company’s net investment income per Share for the three months ended March 31, 2024 is $0.68 using weighted average Shares outstanding for the period.

Status of Offering

The Company is currently conducting the Private Offering on a continuous basis for up to $10 billion in Shares. As of the date hereof, the Company has issued an aggregate of 17,662,526.54 Shares in the Private Offering for total consideration of approximately $456.1 million. These figures do not include any Shares issued in connection with the Company’s distribution reinvestment plan (if any). The Company intends to continue selling Shares in the Private Offering on a monthly basis.

Q1 2024 Distribution

As previously announced, on March 14, 2024, the Company’s Board of Directors declared a distribution on the Shares payable on April 30, 2024 to shareholders of record as of the close of business on March 29, 2024 (the “Q1 2024 Distribution”). The Company has announced that the amount of the Q1 Distribution will equal $0.65 per Share. The Q1 2024 Distribution will be paid in cash or reinvested in additional Shares for shareholders participating in the Company’s dividend reinvestment plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2024

StepStone Private Credit Fund LLC

By:	/s/ Joseph Cambareri
Name:	Joseph Cambareri
Title:	Chief Financial Officer and Corporate Secretary